Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-39482), on Form S-8POS (No. 333-47647) and on Form S-3 (Nos. 333-68299, 333-88979) of American States Water Company of our report dated April 7, 2003 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-73378) of Southern California Water Company of our report dated April 7, 2003 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
April 7, 2003